CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the "Experts" and to the use of our report dated November 12, 2002 in the Form SB-2/A-2 Registration Statement of Ardent Mines Limited for the registration of shares of its common stock.

MANNING ELLIOTT
CHARTERED ACCOUNTANTS
Vancouver, Canada
December 20, 2002

/s/ "Manning Elliott"

MANNING ELLIOTT